EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE ENDOWMENT INSTITUTIONAL FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED APRIL 23, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON MAY 21, 2012

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL DAYLIGHT TIME, ON MAY 21, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM AND

CONTACT YOUR FINANCIAL INTERMEDIARY FOR SPECIFIC INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Institutional Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 23, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of June 30, 2012 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Tender Date: June 30, 2012

TENDER OFFER EXPIRATION DATE: 12 Midnight CDT, May 21, 2012

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER FOR PROCESSING

PLEASE INFORM THE FINANCIAL INTERMEDIARY WHO SERVICES THIS HOLDING THAT YOU WISH TO SUBMIT A TENDER REQUEST AS THEY MAY HAVE SPECIFIC INSTRUCTIONS THAT NEED TO BE FOLLOWED. ALLOW FOR ADDITIONAL PROCESSING TIME BY YOUR FINANCIAL INTERMEDIARY IF NECESSARY AS THE FORM MUST ULTIMATELY BE RECEIVED BY THE FUND PRIOR TO THE EXPIRATION DATE. IF INSTRUCTED TO SEND DIRECTLY TO THE FUND, PLEASE FAX OR MAIL TO:

Regular Mail THE ENDOWMENT FUND PO BOX 182663 Columbus, OH 43218-2663	Overnight Mail THE ENDOWMENT FUND Attn: Salient Operations 3435 Stelzer Road, Suite 1000 Columbus, OH 43219	FOR ADDITIONAL INFORMATION: Phone: (800) 725-9456 Fax: (866) 624-0077

ALL OF THE BELOW INFORMATION IS REQUIRED IN ORDER TO PROCESS YOUR REQUEST

PART 1 – NAME (AS IT APPEARS ON YOUR ENDOWMENT FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select redemption type by checking one of the boxes below. If you are requesting a partial redemption, please provide a dollar amount.

☐ Full Redemption (will be subject to 5% holdback until annual audit is completed)

☐ One Time Partial Redemption*	$	________

☐ Recurring Partial Redemption*	$	________
(Subject to Tender Offers)

*	If the requested partial redemption would put the account balance below the required minimum balance, the Fund may reduce the amount to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐ Change request to Full Redemption if amount requested to be redeemed would need to be reduced to maintain minimum account balance

TENDER OFFER FORM (PAGE 2)

THE ENDOWMENT FUND ACCOUNT #:                                                                      (Should be the same as on page 1)

PART 3 – PAYMENT

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please select one of the following delivery options:

☐	Wire to Custodian Account on Record (MANDATORY FOR IRA HOLDERS)

☐	Wire to Financial Intermediary Account on Record (Customary for Non-IRA Holders)

If neither of the above options apply, please provide wiring instructions below (wire fee will apply):

Bank Name:

ABA Routing Number:
(Please contact your bank to verify ABA number needed for a wire transfer)

For Credit to:
Name(s) on Bank Account

Bank Account Number:

For Further Credit to:
Name(s) on Investor Account

Account # at Financial Intermediary:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Support Desk at 1.800.725.9456 for instructions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, or that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

THE ENDOWMENT INSTITUTIONAL FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED APRIL 23, 2012

CONTACT YOUR MERRILL FINANCIAL ADVISER TO OBTAIN A CUSTOMIZED TENDER OFFER FORM FOR YOUR ACCOUNT. THE CUSTOMIZED TENDER OFFER FORM PROVIDED MUST BE SIGNED AND RETURNED TO YOUR MERRILL FINANCIAL ADVISER.

THE TENDER OFFER FORM MUST BE PROCESSED BY YOUR FINANCIAL ADVISER BY

MAY 21, 2012. THE OFFER WILL EXPIRE AT MIDNIGHT, CENTRAL DAYLIGHT TIME,

ON MAY 21, 2012, UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Institutional Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 23, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of June 30, 2012 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Document #: *Investor Name:*
Account #:

Requested Tender or Redemption Order Form

1. INFORMATION

a. Investor Information

Investor Name(s):

Account Number:

Distribution Channel:

Phone Number:

E-Mail Address:

Account Registration:

b. Financial Advisor or Portfolio Manager Information

FA / PM Name:

Production Number / Common Associate ID:

Wire Call / Location:

Phone Number:

E-Mail Address:

2. REQUESTED TENDER OR REDEMPTION DETAILS

a. Fund Information

Fund Name:

b. Order Information

Effective Date:

Full Tender / Redemption: ☐

Partial Tender / Redemption: ☐ Units: OR Dollars:

3. PAYMENT

a. Cash Payment

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned's account.

Document #: *Investor Name:*
Account #:

4. SIGNATURE(S)

a. **Individual or Joint Investors** *(Including spouses invested jointly)*

Subscriber Name:
(Print clearly)

Subscriber Signature: ☒ Date:

Joint Subscriber Name:
(If any, print clearly)

Joint Subscriber Signature: ☒ Date:
(If any)

Entity Investors *(Including IRAs/IRRAs, trusts, endowments, foundations, corporations and partnerships)*
If more than two Authorizing Signatures are required, please attach a separate Authorizing Signature Page. Include Name, Title, Signature and Date.

Entity Name:
(Print clearly)

Authorizing Signature Name:
(Print clearly)

Authorizing Signature Title:
(Print clearly)

Authorizing Signature: ☒ Date:

Authorizing Signature Name:
(If any, print clearly)

Authorizing Signature Title:
(If any, print clearly)

Authorizing Signature: ☒ Date:
(If any)

b. **Financial Advisor or Portfolio Manager**

FA/PM Name:
(Print clearly)

FA/PM Signature: ☒ Date:

Investors should retain a copy of this form for their records.

FOR FINANCIAL ADVISORS/PORTFOLIO MANAGERS:
Please verify or complete all of the required fields and update on the document if necessary. To complete this order, you must scan the signed and completed form and upload within the AI Processing Center. Please note that this order is not considered complete until the AI Dashboard shows *Document Approved*. All documents must be submitted **and** approved prior to the deadline.